UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:



Transocean Ltd.

2015 AGM Compensation Agenda Items

April – May 2015

www.deepwater.com

Legal Disclaimer

Transocean

The statements described in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, compensation programs, expected payouts, grants and awards, statements involving prospects for the company, expected revenues, capital expenditures, costs and results of operations and contingencies and other factors discussed in the company's most recent Form 10-K for the year ended December 31, 2014, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company's website at: www.deepwater.com.

This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

Contents

Transocean

Objective / Key Issues

Transocean

In addition to the other agenda items recommended by our Board, your affirmative vote is needed to approve three important compensation related items at Transocean's 2015 Annual General Meeting (AGM):

1. Approve Advisory Vote on Named Executive Officer (NEO) Compensation (Dodd Frank Say on Pay)
2. Approve Binding Vote on Prospective Maximum Compensation of the Executive Management Team and the Board of Directors (Swiss Minder Ordinance)
3. Approve the 2015 Long-Term Incentive Plan

It is essential that your shares be represented and voted affirmatively on these critical executive compensation items.

Company Overview
Global Industry Leader



- Leading international provider of offshore contract drilling services for oil and gas wells
- Focus on technically demanding sectors of drilling business including deepwater and harsh environment drilling services
- Swiss company incorporated in Zug; executive team in Geneva
- Listed on NYSE and SIX Swiss exchanges; member of Swiss bluechip index, SMI, S&P 500
- Global shareholder base approximately
  – 75% U.S.
  – 25% International

Company Overview
International Scope

Transocean


Alaska
Canada
US Gulf of Mexico
Norway
UK
Denmark
Romania
Mediterranean
India
SE Asia
West Africa
Tanzania
Angola
South Africa
Brazil
Australia
Ultra-Deepwater Drillships
Deepwater Drillships
Ultra-Deepwater Semisubmersibles
Deepwater Semisubmersibles
Harsh Environment Semisubmersibles
Midwater Semisubmersibles
High Specification Jackups
As of April 16, 2015

Executive Officer Compensation
Philosophy and Governance

Transocean

Transocean is committed to best practices in executive compensation governance. We regularly consider and implement changes in governance standards based upon input from investors and advisory services. As a result, Transocean has a strong record of successfully:

- Aligning compensation results with company performance;
- Establishing the majority of target NEO compensation (> 80%) as at-risk, performance-based;
- Setting target compensation levels to align with our industry sector and other companies of comparable size, international scope and organizational complexity; and
- Attracting and retaining executive talent.

Executive Officer Compensation
Compensation Philosophy

Transocean

Transocean's remuneration philosophy is to align the interests of shareholders and management through competitive, performance-based compensation.

Compensation Element	Target Position & Comment
Base Pay	Target is market median. Individual circumstances can allow for certain positions to be above or below the median.
Annual Bonus	Opportunity to earn total cash compensation competitive with the market with upside/downside based on financial and operational performance. Award potential ranges from 0% to 200% of target.
Total Cash Compensation (Base Pay + Annual Bonus)	Target performance will average market median with maximum performance in the 75th percentile or higher. Below target performance will result in below median total cash compensation.
Long-Term Incentives (LTI)	Target is market median with upside/downside. Currently, long-term incentives are offered as 50% performance contingent stock units and 50% restricted stock units.
Total Direct Compensation (Base Pay + Annual Bonus + LTI)	Target is market median with the opportunity to earn below or above based on performance.

Executive Officer Compensation
Compensation Governance

Transocean's commitment to best practices in executive compensation governance is managed by the Compensation Committee.

- Among other actions and responsibilities, the Compensation Committee annually:
  - Reviews updates on executive compensation trends and regulatory updates
  - Assesses the risks of the company's executive compensation arrangements
  - Evaluates executive realizable pay analyses
  - Approves the design of corporate goals and objectives for the short-term incentive, cash bonus plan
  - Reviews appropriate peer groups and market references against which executive compensation is compared
  - Confirms the independence and evaluates the performance of the committee's compensation consultant
- The current members of the Compensation Committee are:
  - Tan Ek Kia (Chairman), retired Vice President, Ventures and Developments, Asia Pacific and Middle East Region of Shell Chemicals
  - Frederico Curado, President and Chief Executive Officer of Embraer S.A. (NYSE: ERJ)
  - Vincent Intrieri, Senior Managing Director of Icahn Capital LP
  - Martin McNamara, retired Partner of the law firm of Gibson, Dunn & Crutcher LLP

Executive Officer Compensation

Compensation Governance

Transocean

Transocean regularly monitors and implements changes in governance standards based upon input from investors and advisory service companies and has adopted many governance best practices, including:

What We Do	What We Don't Do
✓ Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile	× Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than options we issue)
✓ Mandate meaningful stock ownership requirements for our executives	× Allow our executives or directors to pledge Company shares
✓ Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation paid to executives due to a material misstatement of financial results	× Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any executive officers; however, subject to the limitations phased in under the Minder Ordinance pursuant to which severance cannot be paid to members of our Executive Management Team, our executives are eligible for severance and change-in-control provisions pursuant to our company policies
✓ Maintain compensation plans designed to align our executive compensation program with long-term shareholder interests	
✓ Deliver one-half (50%) of long-term incentives in performance-based stock	× Maintain single-trigger change-in-control provisions or change-in-control gross-ups
✓ Link long-term incentive compensation to both relative and absolute performance metrics	× Provide guaranteed salary increases, non-performance based bonuses or unrestricted equity compensation
✓ Base incentive payments on quantitative metrics	× Provide cash payments for tax equalization
✓ Retain an independent consultant that does not perform any services for management (retained by and reporting to our Compensation Committee)	× Pay dividend equivalents on performance-contingent deferred units that have not been earned

Executive Officer Compensation

Current Challenges

- Reductions in operators' capital spending, exacerbated by a rapid decline in oil prices, and an oversupplied offshore rig market has resulted in significant erosion of share prices and valuation.

- Compensation delivered to our NEOs has fallen below targeted levels, resulting primarily from the decline in share prices and below-target total shareholder return relative to our peers. This represents best compensation practices and a clear alignment with the interest of shareholders. [1]



Relative Performance of Crude Oil; Offshore Drillers; OSX Indices
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
12/31/2013
3/31/2014
6/30/2014
9/30/2014
12/31/2014
Offshore Drillers Avg
Brent
OSX Index
Offshore Drillers Include: RIG, ATW, DO, ESV, HERO, NE, ORIG, PACD, RDC, SDRL, VTG

[1]With our performance based compensation structure linked directly to company performance, there have been no payouts under our performance based Contingent Deferred Units (CDU) program over the past five performance cycles and all outstanding stock options are under water.

Executive Officer Compensation
Pay for Performance

In contrast to the total targeted equity compensation reported in our Summary Compensation Table, as required by SEC regulations, realizable compensation is a more appropriate representation of NEO compensation

CEO Target Compensation versus Realizable Compensation as of December 31, 2014 [1]



$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation
$11,097,874
$3,676,846
-67%
$10,973,837
$3,417,839
-69%
$9,589,651
$6,002,975
-37%
LTI
Bonus
Base
2012 Target
Compensation Value at Dec. 31, 2014
2013 Target
Compensation Value at Dec. 31, 2014
2014 Target
Compensation Value at Dec. 31, 2014
2012
2013
2014

For the past three years, Management's successful achievement of specific operational objectives resulted in annual bonus delivered at or near target opportunity.

- **At 94.7%, 2014 revenue efficiency is up significantly over the 91.7% reported for 2013.**
- **Safety performance continued to trend favorably in 2014 with Total Recordable Incident Rate improving approximately 8% versus 2013**

[1] Realizable pay is defined as the compensation delivered or deliverable for each year calculated as of the end of the fiscal year, including: salary received, amounts actually paid under the annual incentive plan, payouts received under the contingent deferred unit "CDU") plan or, for performance periods still in progress, amounts that would be receivable if the CDU performance period ended 12/31/2014, the intrinsic ("in the money") value of the stock options granted in the applicable year based on the closing price at 12/31/2014, and the value of time-based deferred units ("DU"s) at 12/31/2014

Executive Officer Compensation
Pay for Performance

Transocean

NEO compensation is regularly reviewed and adjusted to ensure alignment with evolving market conditions and to ensure alignment with shareholder interests:

- Actions taken in 2014 based on shareholder input and market assessment performed by the board's independent compensation consultant include:
  - Revised compensation benchmarking peer group to remove companies considered by some "aspirational" and others considered to be too small
  - Increased the weighting of performance based compensation in the LTI pay mix to 50%
  - Eliminated tax equalization for our NEOs
  - Increased the CEO stock ownership requirement to 6 times base salary
- Additional actions taken in 2015 recognizing the current drilling industry downturn include:
  - Calibrated target compensation for Named Executive Officers (NEOs) based on market dynamics
  - Froze salaries for 2015
  - Reduced target 2015 LTI by >20% based on anticipated compensation peer group actions
- Shareholders have demonstrated confidence in this governance and design framework through AGM advisory votes on compensation for our NEOs.
  - In 2014, the shareholder advisory vote approval level was 92%.

2015 Long-Term Incentive Plan

Transocean

- Transocean's Long-Term Incentive Plan (LTIP) is designed to deliver the equity components of the company's compensation programs for employees and non-employee directors.
- As a result of normal business and compensation practices over the past six years the Plan shares have been consumed.
  - Three-year burn rate average was 1.36%, well below the ISS cap for our industry of 2.0%
  - Level of dilution is in the bottom 25% of equity plan dilution levels relative to our peer group
- A new LTIP is proposed to ensure sufficient shares are available in the design and delivery of the company's equity compensation programs.
  - 19.5M shares requested. This is modeled to accommodate 3- to 4-years of equity utilization
- The proposed LTIP has been designed to incorporate leading market practice in the administration of equity compensation programs
  - Fungible Share Pool; No re-pricing; No automatic vesting on a change in control; Minimum Vesting

Maximum Aggregate Compensation
Executive Management Team

Transocean

- In accordance with the Swiss Minder Ordinance, shareholders are asked to approve a maximum aggregate amount of compensation to the Executive Management Team for fiscal year 2016.
  - This is a new, binding shareholder vote that affects three executive positions:
    - President and Chief Executive Officer
    - Executive Vice President and Chief Financial Officer
    - Executive Vice President and Chief Operating Officer
  - Shareholders have had the opportunity since 2011, under U.S. law to cast a retrospective advisory vote to approve the compensation paid to all NEOs
- The amount of maximum aggregate compensation proposed is derived substantially from the company's existing executive compensation structure, which has historically received strong shareholder support.
- Consistent with historical practice, we do not anticipate that the aggregate amount actually paid to our Executive Management Team for fiscal year 2016 will be at the proposed maximum aggregate amount.
  - For fiscal year 2014, actual aggregate compensation paid to our Executive Management Team was approximately $19.4M compared to a maximum aggregate amount payable under our compensation plans of $25.1M.

Maximum Aggregate Compensation
Board of Directors

Transocean

- In accordance with the Swiss Minder Ordinance, shareholders are also asked to approve the maximum aggregate amount of compensation of the Board of Directors for the period between the 2015 AGM and the 2016 AGM through a binding vote.
  - While this is a new, prospective vote, shareholders have been advised of director compensation principles in prior years through comprehensive proxy disclosure.
- The company's director compensation strategy includes a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors. Specific compensation elements include:
  - Cash Retainers
  - Grants of deferred units
  - Dividend equivalents on vested and unvested deferred units
- Director compensation is weighted more toward equity compensation in order to closely align with shareholder interests.
- The design and quantum of director compensation, reviewed annually by the Board's independent compensation consultant and benchmarked against companies of similar size, scale and complexity to ensure a market competitive position.
- The proposed maximum aggregate amount of compensation is derived entirely from the company's director compensation elements noted above.

Summary

Transocean

- The following AGM agenda items support our commitment to design and deliver performance-based, competitive and retentive executive compensation to our NEO's that best reflects the interests of all stakeholders, including our shareholders.
- **Management and the Board of Directors recommend that you vote "FOR" these agenda items.**
  - Advisory Vote to Approve Named Executive Officer Compensation *(Agenda Item 10)*
    - Re-affirms shareholder support for our executive compensation philosophy and structure, with the direct link to company performance as highlighted in the realizable pay analysis
  - Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team *(Agenda Item 11)*
    - Reflects the executive compensation principles consistently supported by our shareholders through prior advisory vote
  - Approval of the Transocean Ltd. 2015 Long-Term Incentive Plan *(Agenda Item 12)*
    - Designed based on sound market practice, and structured to deliver the equity component of the company's compensation strategy

Management Representatives

Transocean



Keelan I. Adamson
Vice President, Human Resources

Before being named to his current position in January 2013, Mr. Adamson served as Vice President, Major Capital Projects and as Vice President, Engineering and Technical Services. Prior to joining the executive management team in 2010, he served approximately two years as Managing Director for the company's North America Division, responsible for operations in the U.S. Gulf of Mexico, Canada and Trinidad. Mr. Adamson joined the company in 1995 as an Operations Engineer in Aberdeen and has served in various management positions in international operations, marketing, technology and human resources, including: Rig Manager in the U.K., Nigeria, Thailand and Vietnam; Shipyard Project Manager in Singapore; Sales and Marketing Manager in Nigeria; and Corporate Performance Manager, Director of Well Construction and Technology, and Human Resources Director for North and South America in the United States. Mr. Adamson holds a bachelor's degree in Aeronautical Engineering from The Queens University of Belfast.

Contact Information - email: keelan.adamson@deepwater.com; Phone: +1 713 232 7899



R. Thaddeus Vayda
Vice President, Investor Relations and Treasurer

Mr. Vayda rejoined Transocean as Vice President of Investor Relations in July 2011, and assumed responsibility for the Corporate Communications function in February 2012 and the Treasurer role in July 2014. He had previously served in various roles at Transocean from 1995 to 2000 in Marketing, Engineering and Operations and as Director, Corporate Planning and Financial Analysis. Immediately prior to rejoining Transocean, Mr. Vayda was Managing Director, Equity Research at Stifel, Nicolaus & Company covering the energy and oilfield services and equipment industry from 2000 through July 2011. Earlier in his career, he held various positions at Northwest Airlines and Booz, Allen Hamilton, Management Consultants. Mr. Vayda earned an MBA from The Fuqua School of Business at Duke University, Durham, North Carolina, and a Bachelor of Science degree in Mechanical/Biomedical Engineering from The Catholic University of America at Washington, D.C.

Contact Information - email: thad.vayda@deepwater.com; Phone: +1 713 232 7551